Exhibit 99.1

Investor Contact:

Amy Glynn / Nick Laudico

The Ruth Group

Phone: (646) 536-7023 / 7030

Email: aglynn@theruthgroup.com

Email: nlaudico@theruthgroup.com

Addus HomeCare Reports Fourth Quarter 2010 Results

Fourth Quarter Financial Highlights

•	Total net service revenues grew 6.7% to $70.1 million

•	Home & Community segment net service revenues increased 5.4% to $56.6 million

•	Home Health segment net service revenues increased 12.9% to $13.5 million

•	Net income of $1.5 million, or $0.14 per diluted share

•	Accounts Receivable DSO improved by 7 days to 90 days

Palatine, IL, March 3, 2011 - Addus HomeCare Corporation (Nasdaq: ADUS), a comprehensive provider of home-based social and medical services, announced today its financial results for the three months and year ended December 31, 2010.

Mark Heaney, President and Chief Executive Officer of Addus HomeCare, stated: “Our fourth quarter results reflect continued progress toward our plan. The Home & Community business performed reasonably well in a challenging environment while the Home Health segment increased revenues 7.9% over the prior quarter and 12.9% year-over-year. We continue to focus on improvements in both segments including investments in sales and marketing programs and the execution of our Integrated Services program.

“We are seeing improvements in our accounts receivable collections including the State of Illinois. The increased cash payments received from the State of Illinois and other payors before year end improved our overall liquidity position. In addition, we are continuing our efforts to centralize our billing and collection processes, which we expect will yield positive results. Looking ahead into 2011, we will continue to focus on driving profitable growth in both our Home & Community and Home Health segments,” Heaney added.

Fourth Quarter Review

Total net service revenues for the fourth quarter 2010 were $70.1 million, a 6.7% increase compared to $65.7 million in the prior year quarter. The acquisition of CarePro contributed approximately $3.2 million in revenues in the fourth quarter.

Addus HomeCare Reports Fourth Quarter 2010 Results

Fourth quarter 2010 net income was $1.5 million, or $0.14 per diluted share. This compares to a net loss after preferred stock dividends of ($3.7) million, or ($0.48) per diluted share in the prior year quarter. Excluding certain one-time items and prior to deducting preferred stock dividends in the fourth quarter 2009, net income was $0.6 million, or $0.07 per diluted share.

Home & Community segment net service revenues for the fourth quarter of 2010 were $56.6 million, a 5.4% increase compared to $53.7 million in the prior year quarter. Home & Community segment revenues included approximately $2.6 million from CarePro operations and organic growth of $0.3 million. Excluding the quarter-over-quarter impact of locations closed in 2010 totaling $0.9 million in revenue, organic revenue growth from continuing operations was 2.3%. Home & Community operating income, including depreciation and amortization but excluding corporate expenses, was $5.8 million, or 10.2% of revenue, compared to $4.6 million, or 8.6% of revenue, in the prior year quarter.

Home Health segment net service revenues for the fourth quarter of 2010 were $13.5 million, a 12.9% increase compared to $12.0 million in the prior year quarter. Home Health segment revenues include approximately $0.6 million from CarePro operations and organic growth of $0.9 million, or 7.7%. Home Health operating income, including depreciation and amortization but excluding corporate expenses, was $1.6 million, or 11.5% of revenues, compared to $1.2 million, or 9.7% of revenues in the prior year quarter.

Full Year 2010 Review

Total net service revenues for the year ended December 31, 2010 were $271.7 million, a 4.8% increase compared to $259.3 million in the prior year period. The acquisition of CarePro in 2010 contributed approximately $5.7 million in revenues.

Net income for the year ended December 31, 2010 of $6.0 million, or $0.57 per diluted share. This compares to a net loss after preferred stock dividends of ($1.8) million, or ($0.66) per diluted share for the year ended December 31, 2009. Excluding one-time items, and prior to deducting preferred stock dividends, net income for 2009 was $6.0 million or $2.16 per diluted share.

Home & Community segment net service revenues for the full year 2010 were $220.8 million, a 5.1% increase compared to $210.1 million in the prior year period. CarePro operations contributed $4.6 million of the increase in revenue. Excluding the year-over-year impact of locations closed in 2010 totaling $1.2 million in revenue, organic revenue growth from continuing operations was 3.5%. Home & Community operating income, including depreciation and amortization but excluding corporate expenses, was $22.7 million or 10.3% of revenues, compared to $20.4 million, or 9.7% of revenues in the prior year period.

Home Health segment net service revenues for the year ended December 31, 2010 were $51.0 million, a 3.6% increase compared to $49.2 million in the prior year period. Home

Addus HomeCare Reports Fourth Quarter 2010 Results

Health segment revenues include approximately $1.1 million attributable to CarePro operations. Home Health operating income, including depreciation and amortization but excluding corporate expenses, was $5.3 million or 10.4% of revenues, compared to $6.8 million, or 13.7% of revenues in the prior year period.

The information provided in this release includes Adjusted EBITDA, a non-GAAP financial measure, which the Company defines as net income plus depreciation and amortization, net interest expense, income tax expense and stock-based compensation expense. The Company has provided, in the financial statement tables included in this press release, a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure. Management believes that Adjusted EBITDA is useful to investors, management and others in evaluating the Company’s operating performance to provide investors with insight and consistency in the Company’s financial reporting and present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will report its 2010 fourth quarter and year-end financial results after the market close on Thursday, March 3, 2011. Management will conduct a conference call to discuss its results at 5 p.m. Eastern time on March 3, 2011. The toll-free number is (866) 788-0547 (international callers should call 857-350-1685), with the passcode: 86231686. A telephonic replay of the conference call will be available through midnight on March 10, 2011 by dialing (888) 286-8010 (international callers should call 617-801-6888) and entering the passcode 79269733.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website, www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately three hours following the conclusion of the live broadcast.

About Addus

Addus is a comprehensive provider of a broad range of social and medical services in the home. Addus’ services include personal care and assistance with activities of daily living, skilled nursing and rehabilitative therapies, and adult day care. Addus’ consumers are individuals with special needs who are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, the Veterans Health Administration, commercial insurers and private individuals.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-

Addus HomeCare Reports Fourth Quarter 2010 Results

looking statements may be identified by words such as “continue,” “expect,” and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including the expected benefits and costs of acquisitions, management plans related to acquisitions, the possibility that expected benefits may not materialize as expected, the failure of a target company’s business to perform as expected, Addus HomeCare’s inability to successfully implement integration strategies, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in the Risk Factors section in Addus HomeCare’s Prospectus, filed with the Securities and Exchange Commission on October 29, 2009, in Addus HomeCare’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 29, 2010, and in Addus HomeCare’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 10, 2010, each of which is available at http://www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Unaudited tables and notes follow)

# # #

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009

Net service revenues	$70,120	$65,697	$271,732	$259,305
Cost of service revenues	48,929	46,105	191,853	182,693

Gross profit	21,191	19,592	79,879	76,612

General and administrative expenses	16,869	17,566	63,841	59,924
Depreciation and amortization	1,091	1,235	4,046	4,913

Total operating expenses	17,960	18,801	67,887	64,837

Operating income	3,231	791	11,992	11,775

Interest expense, net	681	3,584	3,004	6,773

Income (loss) from operations before taxes	2,550	(2,793)	8,988	5,002
Income tax expense (benefit)	1,013	(1,009)	2,960	1,400

Net income (loss)	1,537	(1,784)	6,028	3,602

Less: Preferred stock dividends	—	(1,946)	—	(5,387)

Net income (loss) attributable to common shareholders	$1,537	$(3,730)	$6,028	$(1,785)

Income (loss) per common share:
Basic	$0.14	$(0.48)	$0.57	$(0.66)

Diluted	$0.14	$(0.48)	$0.57	$(0.66)

Weighted average number of common shares outstanding:
Basic	10,745	7,715	10,604	2,707

Diluted	10,745	7,715	10,606	2,707

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	December 31, 2010	December 31, 2009
Assets

Current assets
Cash	$816	$518
Accounts receivable, net	70,954	70,491
Prepaid expenses and other current assets	7,704	6,937
Deferred tax assets	6,324	5,700
Income taxes receivable	—	732

Total current assets	85,798	84,378

Property and equipment, net	2,923	3,133

Other assets
Goodwill	63,930	59,482
Intangible assets, net	13,570	13,082
Deferred tax assets	—	509
Other assets	703	731

Total other assets	78,203	73,804

Total assets	$166,924	$161,315

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$3,304	$3,763
Accrued expenses	26,529	25,557
Current maturities of long-term debt	5,158	7,388
Deferred revenue	2,141	2,189

Total current liabilities	37,132	38,897

Long-term debt, less current maturities	40,027	41,851
Deferred tax liabilities	562	—
Other long-term liabilities	1,112	—

Total stockholders’ equity	88,091	80,567

Total liabilities and stockholders’ equity	$166,924	$161,315

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	For the Year Ended
	December 31, 2010	December 31, 2009

Net Income	$6,028	$3,602
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,046	4,913
Deferred income taxes	447	(735)
Change in fair value of financial instrument	(191)	(586)
Stock-based compensation	255	297
Contingent purchase price deemed interest expense	—	1,802
Write-off of debt issuance costs	—	794
Amortization of debt issuance costs	179	590
Provision for doubtful accounts	4,429	4,514
Changes in operating assets and liabilities:
Accounts receivable	(4,892)	(25,768)
Prepaid expenses and other assets	(767)	(1,790)
Accounts payable	(459)	(116)
Accrued expenses	944	3,816
Deferred revenue	(48)	14
Income taxes	732	(272)

Net cash (used in) provided by operating activities	10,703	(8,925)

Acquisitions of businesses, net of acquired cash	(5,588)	(14,177)
Purchases of property and equipment	(612)	(671)

Net cash used in investing activities	(6,200)	(14,848)

Net proceeds from issuance of common stock	—	47,480
Payments on term-loan	—	(53,368)
Net payments on revolving credit loans	—	(7,694)
Borrowings on new term loan	5,000	—
Net borrowings (repayments) on new credit facility	(5,250)	38,500
Payments on preferred stock dividends	—	(1,673)
Payments on dividend notes	(1,250)	(5,117)
Net borrowings (repayments) on other notes	(2,554)	806
Debt issuance costs	(151)	(756)

Net cash provided by (used in) financing activities	(4,205)	18,178

Net change in cash	298	(5,595)
Cash at the beginning of period	518	6,113

Cash at the end of the period	$816	$518

Segment Information (Unaudited)

	For the Three Months Ended December 31, 2010
	Home & Community	Home Health	Corporate	Total

Net service revenues	$56,596	$13,524	$—	$70,120
Cost of service revenues	42,100	6,829	—	48,929

Gross profit	14,496	6,695	—	21,191
Gross profit percentage	25.6%	49.5%		30.2%

General and administrative expenses	7,971	4,982	3,916	16,869
Depreciation and amortization	739	159	193	1,091

Total operating expenses	8,710	5,141	4,109	17,960

Operating income	$5,786	$1,554	$(4,109)	$3,231

Operating income percentage	10.2%	11.5%	-5.9%	4.6%

	For the Three Months Ended December 31, 2009
	Home & Community	Home Health	Corporate	Total

Net service revenues	$53,720	$11,977	$—	$65,697
Cost of service revenues	39,544	6,561	—	46,105

Gross profit	14,176	5,416	—	19,592
Gross profit percentage	26.4%	45.2%		29.8%

General and administrative expenses	8,710	4,069	4,787	17,566
Depreciation and amortization	844	188	203	1,235

Total operating expenses	9,554	4,257	4,990	18,801

Operating income	$4,622	$1,159	$(4,990)	$791

Operating income percentage	8.6%	9.7%	-7.6%	1.2%

	For the Year Ended December 31, 2010
	Home & Community	Home Health	Corporate	Total

Net service revenues	$220,752	$50,980	$—	$271,732
Cost of service revenues	164,636	27,217	—	191,853

Gross profit	56,116	23,763	—	79,879
Gross profit percentage	25.4%	46.6%		29.4%

General and administrative expenses	30,745	17,817	15,279	63,841
Depreciation and amortization	2,686	638	722	4,046

Total operating expenses	33,431	18,455	16,001	67,887

Operating income	$22,685	$5,308	$(16,001)	$11,992

Operating income percentage	10.3%	10.4%	-5.9%	4.4%

	For the Year Ended December 31, 2009
	Home & Community	Home Health	Corporate	Total

Net service revenues	$210,107	$49,198	$—	$259,305
Cost of service revenues	156,623	26,070	—	182,693

Gross profit	53,484	23,128	—	76,612
Gross profit percentage	25.5%	47.0%		29.5%

General and administrative expenses	29,732	15,607	14,585	59,924
Depreciation and amortization	3,355	769	789	4,913

Total operating expenses	33,087	16,376	15,374	64,837

Operating income	$20,397	$6,752	$(15,374)	$11,775

Operating income percentage	9.7%	13.7%	-5.9%	4.5%

Key Statistical and Financial Data (Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009
General:

Adjusted EBITDA (in thousands) (1)	$4,380	$2,111	$16,293	$16,985
States served at period end			19	16
Locations at period end			129	122
Employees at period end			13,284	12,559

Home & Community

Average weekly census	21,337	20,198	20,878	20,182
Billable hours (in thousands)	3,337	3,235	13,132	12,835
Billable hours per business day	53,823	50,547	51,905	50,333
Revenues per billable hour	$16.94	$16.61	$16.81	$16.37

Home Health

Average weekly census:
Medicare	1,481	1,393	1,485	1,427
Non-Medicare	1,566	1,464	1,491	1,528
Medicare admissions (2)	2,140	1,937	8,330	7,734
Medicare revenues per episode completed	$2,727	$2,593	$2,634	$2,569

Percentage of Revenues by Payor:

State, local or other governmental	79%	81%	80%	81%
Medicare	13%	12%	12%	12%
Other	8%	7%	8%	7%

(1)	We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.
(2)	Medicare admissions represents the aggregate number of new cases approved for Medicare services during a specified period.

Adjusted EBITDA (1) (Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2010	2009	2010	2009

Reconciliation of Adjusted EBITDA to Net Income:

Net income (loss)	$1,537	$(1,784)	$6,028	$3,602
Net interest expense	681	3,584	3,004	6,773
Income tax expense (benefit)	1,013	(1,009)	2,960	1,400
Depreciation and amortization	1,091	1,235	4,046	4,913
Stock-based compensation expense	58	85	255	297

Adjusted EBITDA	$4,380	$2,111	$16,293	$16,985

(1)	We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.